Exhibit 3.27

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	Date Received

F I L E D MAR 11 1992 Administrator MICHIGAN DEPT OF COMMERCE Corporation & Securities Bureau	MAR 9 1992

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read information and instructions on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: CELLO-FOIL PRODUCTS, INC.

2.	The corporation identification number (CID) assigned by the Bureau is: 1 6 3 —1 6 5

3.	The location of its registered office is:

155 BROOK STREET	BATTLE CREEK	,	Michigan	49017
(Street Address)	(City)			(Zip Code)

4.	Article VIII and IX of the Articles of incorporation is hereby amended to read as follows:

ARTICLE VIII – ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

(A) For any breach of the director’s duty of loyalty to the Corporation or its shareholders;

(B) For acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

(C) For a violation of Section 551(1) of the Michigan Business Corporation Act;

(D) For any transaction from which the director derived an improper personal benefit; and

(E) For any acts or omissions occurring before the date of this Article is filed by the Michigan Department of Commerce.

(OVER)

GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF COMMERCE – CORPORATION AND SECURITIES BUREAU

FILED Michigan Department of Commerce OCT 15 1979 DIRECTOR	Date Received OCT 10 1979

(See Instructions on Reverse Side)

(For Use by Domestic Corporations)

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

1.	The name of the corporation is Cello-Foil Products, Inc.

2.	The location of the registered office is

155 Brook Street	Battle Creek	,	Michigan	49017
(No. and Street)	(Town or City)			(Zip Code)

3.	The following amendment to the Articles of Incorporation was adopted on the 17th day of May 1979, (Check one of the following)

☐	by the shareholders in accordance with Section 611 (2), Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the amendment.

☐	by written consent of the shareholders having not less than the minimum number of votes required by the statute in accordance with Section 407 (1) and (2), Act 284, Public Acts of 1972, as amended. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Article of Incorporation).

☒	by written consent of all the shareholders entitled to vote in accordance with Section 407 (3), Act 284, Public Acts of 1972, as amended.

Resolved, that Article VII of the Articles of Incorporation be amended to read as follows (Any article being amended is required to be set forth in its entirety.)

ARTICLE VII

The term of the Corporation shall be perpetual.

Signed this 28th day of October 1979
CELLO-FOIL PRODUCTS INC.

BY	/s/ Kenneth M. Lesiow
(Signature of President, Vice-President, Chairman or Vice Chairman)

Kenneth M. Lesiow, President and General Manager
(Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VIII – CONTINUED

If, after the adoption of this Article by the shareholders of the Corporation, the Michigan Business Corporation Act is hereafter amended to further eliminate or limit the liability of a director, then a director of the Corporation (in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph) shall not be liable to the Corporation or its shareholders to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify any person, to the fullest extent permitted by Michigan law, against all judgments, payments in settlement, fines and other reasonable costs and expenses (including attorney fees) incurred by such person in connection with the defense of any action, suit or proceeding, which is brought or threatened in which such person is a party or is otherwise involved because he or she was or is a director or officer of the Corporation or any affiliate. This right of indemnification shall continue as to a person who ceases to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of that person.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES: OTHERWISE, COMPLETE SECTION (b)

a.	☐ The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this    day of                     , 19    .

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

b.	☒ The foregoing amendment to the Articles of Incorporation was duly adopted on the 28th day of, September, 1987 The amendment: (check one of the following)

☒	was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors If a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐	was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐	was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act if a nonprofit corporation, and Section 407 (1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐	was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act if a non-profit corporation, and Section 407 (2) of the Act if a profit corporation.

Signed this 3 day of March, 1992, 19 .

By
Only signature of President, Vice-President, Chairperson and Vice-Chairperson

Gerald A. Hull	Executive Vice President
(Type or Print Name)	(Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED. IN THE BOX BELOW Include name, street and number, (or P.O. box), city, state and ZIP code.

Sullivan, Hamilton, Schulz Allen & Letzring Mark E. Kreter 10th Floor, Comerica Bldg. Battle Creek, MI 49017	Name of person or organization remitting fees: Sullivan, Hamilton, Schulz Allen & Letzring Preparer’s name and business telephone number: Mark E. Kreter (616) 965-3216

INFORMATION AND INSTRUCTIONS

1.	The amendment cannot be filed untill this form, or a comparable document, is submitted.

2.	Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one Incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation formed on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4.	Item 2 — Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.	Item 4 — The article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.	This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7.	If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators if more than one listed in Article V of the Articles of Incorporation if a profit corporation, and all the Incorporators if a non-profit corporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson or vice-chairperson of the corporation.

8.	FEE: (Make remittance payable to the State of Michigan.

Include corporation name and CID Number on check or money order)	$10.00
Franchise fee for profit corporations (payable only if authorized shares have increased):
each additional 20,000 authorized shares or portion thereof	$30.00

9.	Mail from and fee to:

Michigan Department of Commerce

Corporation and Securities Bureau

Corporation Division

P.O. Box 30054

6546 Mercantile Way

Lansing, MI 48909

Tetephone: (517) 334-6302

GOLD SEAL APPEARS ONLY ON ORIGINAL